Exhibit 99.1
PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACTS:	R. Jordan Gates	Bradley S. Powell
		President and Chief Operating Officer	Senior Vice President and Chief Financial Officer
		(206) 674-3427	(206) 674-3412
FOR IMMEDIATE RELEASE
_____________________________________________________________________________________________

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $0.30

SEATTLE, WASHINGTON - November 6, 2013, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $0.30 per share, payable on December 16, 2013 to shareholders of record as of December 2, 2013.
Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 188 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, domestic time definite transportation services, purchase order management, distribution and warehousing, and customized logistics solutions.